EXHIBIT 5

                          Duane, Morris & Heckscher LLP
                         1667 K Street, N.W., Suite 700
                           Washington, D.C. 20006-1608
                                 (202) 776-7800

                                 February 23, 2000


NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815

Gentlemen:

             We have acted as counsel to NBT Bancorp Inc., a Delaware corporation ("NBT") in connection with the Agreement and Plan of Merger dated as of December 7, 1999, (the "Plan of Merger") between NBT and Pioneer American Holding Company Corp., a Pennsylvania corporation ("Pioneer American"), whereby Pioneer American will be merged into NBT, with NBT being the surviving corporation (the "Merger"). At the Effective Time of the Merger, the outstanding shares of Pioneer American common stock, par value $1.00 per share ("Pioneer American Common Stock"), will be canceled and immediately converted into the right of holders of Pioneer American Common Stock to receive, in exchange for each share of Pioneer American Common Stock, 1.805 shares of NBT common stock, $.01 par value per share, ( referred to herein as "NBT Common Stock"), up to an aggregate of approximately 5,200,000 shares (the "Shares") of NBT Common Stock for all of the outstanding shares of Pioneer American Common Stock.

             We are also acting as counsel to NBT in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by NBT with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the Shares into which outstanding shares of Pioneer American Common Stock will be converted upon effectiveness of the Merger. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

             In connection with this opinion, we have examined, among other things:

                  (1) an executed copy of the Plan of Merger;
                  (2) a copy certified to our satisfaction of the Certificate of Incorporation  of NBT as in  effect  on the date
                      hereof;
                  (3) copies certified to our satisfaction of resolutions
                      adopted by the Board of Directors of NBT on
                      December 7, 1999, including resolutions approving the Plan of Merger and the issuance of the Shares; and
                  (4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish
                      this opinion.
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             We have assumed for the purpose of this opinion that:

                  (1) the Plan of Merger has been duly and  validly  authorized, executed, and delivered by Pioneer American, and such authorization remains fully effective and has not been revised, superseded or rescinded as of the date of this opinion; and

                  (2) the Merger will be consummated in accordance with the
                      terms of the Plan of Merger.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

             Based upon the foregoing and limited in all respects to matters of Delaware law, we are of the opinion that the Shares to be issued by NBT as described in the Registration Statement, when and to the extent issued in accordance with the Plan of Merger, will be validly issued, fully paid and nonassessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ DUANE, MORRIS & HECKSCHER LLP

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